                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             BELLSOUTH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                                                          [LOGO]

BellSouth Corporation                                      Richard D. Sibbernsen
Suite 2003                                                 Vice President
1155 Peachtree Street, N.E.                                Human Resources
Atlanta, Georgia 30309-3610
                                                           404 249-4080
                                                           Fax 404 249-5908

March 29, 2000





Dear BellSouth Stock Option Recipient:


Following this week's announcement about BellSouth's proposal to create a Latin American tracking stock, you may have questions about how this proposal, if approved, will affect your stock options. The following questions and answers will hopefully help address those. We will provide you with additional information when further communications are permitted.

Q.       What will happen to my BellSouth stock options at the time of the IPO?

A. At the time of the IPO, your unexercised BellSouth stock options will become BLS Group stock options. The BLS Group stock options will have the identical exercise prices, vesting schedules and other terms and conditions as your original BellSouth stock options. Thus, your economic interest in BellSouth will remain the same.

Q.       How will the planned distribution affect my BLS Group stock options?

A. At the planned distribution, you will retain your BLS Group stock options and receive additional options to acquire Latin America Group stock. In order to preserve the value of your options, a new exercise price will be set for each of your BLS Group and Latin America Group options. The Latin America Group stock options will have the identical vesting schedule and other terms and conditions as your BLS Group stock options. As such, your economic interest in BellSouth will remain the same.

Q.       How will future stock option grants be determined?

A. As explained in the proxy statement, our intent is to provide future grants based on a manager's work assignment. For managers whose primary focus is the BLS Group, a preponderance of their options will be BLS Group options. For managers whose primary focus is the Latin America Group, a preponderance of their options will be Latin America Group options. Managers who have responsibility for both groups will receive both BLS Group options and Latin America Group options based on factors including the relative market value of each group.


Sincerely,


/s/


Shareholders should carefully review the definitive proxy statement when it is available because it will contain important information. Shareholders can view the proxy statement for free at the SEC's Internet Web site at http://www.sec.gov. Shareholders will receive for free the definitive proxy statement in connection with the solicitation of proxies for the special meeting.